UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020 (May 28, 2020)

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road

Charlotte, North Carolina 28277

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 2, 2020, in connection with the repayment by Brighthouse Financial, Inc. (“Brighthouse Financial”) of all outstanding borrowings under its unsecured term loan facility (the “Facility”), the Term Loan Agreement, dated as of February 1, 2019, among Brighthouse Financial, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (as amended, the “Term Loan Agreement”) governing the Facility, was terminated without penalty, and all obligations of Brighthouse Financial under the Term Loan Agreement were released, discharged and satisfied in full. Brighthouse Financial used proceeds from the sale of additional Notes discussed below to repay the remaining borrowings under the Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 2, 2020, Brighthouse Financial issued and sold $115,000,000 aggregate principal amount of 5.625% Senior Notes due 2030 (the “additional Notes”). The additional Notes were issued pursuant to the Senior Indenture (the “Senior Indenture”), dated as of May 15, 2020, and the First Supplemental Indenture thereto, dated as of May 15, 2020 (the “First Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”), between Brighthouse Financial and U.S. Bank National Association, as trustee. The additional Notes have identical terms as, are fungible with and are treated as a single series of senior debt securities with the $500,000,000 aggregate principal amount of Brighthouse Financial’s 5.625% Senior Notes due 2030 issued on May 15, 2020 (the “original Notes” and, together with the additional Notes, the “Notes”). The Notes bear interest at a rate of 5.625% per year and will mature on May 15, 2030.

The Notes were offered and sold pursuant to an effective shelf registration statement (the “Registration Statement”) on Form S-3, File No. 333-227190. The closing of the sale of the additional Notes occurred on June 2, 2020. The Senior Indenture and First Supplemental Indenture (which includes a form of Note) were filed as Exhibits 4.1 and 4.2, respectively, to Brighthouse Financial’s Form 8-K filed on May 15, 2020 and are incorporated by reference herein. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture.

Item 8.01	Other Events.

In connection with the sale of the additional Notes, Brighthouse Financial entered into an Underwriting Agreement with BofA Securities, Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, which is filed as Exhibit 1.1 hereto. The opinion of Debevoise & Plimpton LLP relating to the validity of the additional Notes is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

The exhibits (except Exhibit 104) to this Current Report on Form 8-K are incorporated by reference into the Registration Statement.

(d)     Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 28, 2020, among Brighthouse Financial, Inc. and BofA Securities, Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ D. Burt Arrington
Name:	D. Burt Arrington
Title:	Corporate Secretary

Date: June 2, 2020